                                                              EXHIBIT 19


                               BOOKS AND RECORDS

                 LINCOLN NATIONAL SOCIAL AWARENESS FUND, INC.

         RULES UNDER SECTION 31 OF THE INVESTMENT COMPANY ACT OF 1940

     Records to Be Maintained by Registered Investment Companies, Certain Majority-Owned Subsidiaries Thereof, and Other Persons Having Transactions with Registered Investment Companies.

Reg. 270.31a-1. (a) Every registered investment company, and every underwriter, broker, dealer, or investment advisor which is a majority-owned subsidiary of such a company, shall maintain and keep current the accounts, books, and other documents relating to its business which constitute the record forming the basis for financial statements required to be filed pursuant to Section 30 of the Investment Company Act of 1940 and of the auditor's certificates relating thereto.

LN-Record          Location   Person to Contact             Retention
---------          --------   -----------------   -----------------------------

Annual Reports     F&RM       Eric Jones          Permanently, the first two
To Shareholders                                   years in an easily accessible
                                                  place

Semi-Annual        F&RM       Eric Jones          Permanently, the first two
Reports                                           years in an easily accessible
                                                  place

Form N-SAR         F&RM       Eric Jones          Permanently, the first two
                                                  years in an easily accessible
                                                  place

(b) Every registered investment company shall maintain and keep current the following books, accounts, and other documents:

Type of Record
--------------

(1) Journals (or other records of original entry) containing an itemized daily record in detail of all purchases and sales of securities (including sales and redemptions of its own securities), all receipts and deliveries of securities (including certificate numbers if such detail is not recorded by custodian or transfer agent), all receipts and disbursements of cash and all other debits and credits. Such records shall show for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered.

Purchases and Sales Journals
----------------------------
Daily reports       Delaware    Fund Accounting    Permanently, the first two
of securities                                      years in an easily accessible
transactions                                       place

Portfolio Securities
--------------------

Equity              Delaware    Fund Accounting    Permanently, the first two
Notifications                                      years in an easily accessible
                                                   place

LN-Record                      Location             Person to Contact                         Retention
---------                      --------             -----------------                         ---------

Receipts and Deliveries of Securities (shares)
----------------------------------------------

Not Applicable.

Portfolio Securities
--------------------

Debit and                      Delaware             Fund Accounting                           Permanently, the first two
Credit Advices                                                                                years in an easily accessible
from Bankers                                                                                  place
Trust Company
(Bank Statement)

Receipts and Disbursements of Cash and other Debits and Credits
-----------------------------------------------------------------

Investment                     Delaware             Fund Accounting                           Permanently, the first two
Journal                                                                                       years in an easily accessible
                                                                                              place

Daily Journals                 Delaware             Fund Accounting                           Permanently, the first two
                                                                                              years in an easily accessible
                                                                                              place


(2) General and auxiliary ledgers (or other record) reflecting all asset, liability, reserve, capital, income and expense accounts, including:

    (i)  Separate ledger accounts (or other records) reflecting the  following:

    (a)  Securities in transfer;
    (b)  Securities in physical possession;
    (c)  Securities borrowed and securities loaned;
    (d) Monies borrowed and monies loaned (together with a record of the collateral therefore and substitutions in such collateral);
    (e)  Dividends and interest received;
    (f)  Dividends receivable and interest accrued.

Instructions. (a) and (b) shall be stated in terms of securities quantities only; (c) and (d) shall be stated in dollar amounts and securities quantities as appropriate; (e) and (f) shall be stated in dollar amounts only.

General Ledger
--------------
General Ledger                 Delaware             Fund Accounting                           Permanently, the first two
                                                                                              years in an easily accessible
                                                                                              place
Securities in Transfer
----------------------

Bank Advices                   Delaware             Fund Accounting                           Permanently, the first two
                                                                                              years in an easily accessible
                                                                                              place

Notification                   Treasurers-          Ken Hobson                                Permanently, the first two
of Securities                  Sec. Custody                                                   years in an easily accessible
Transactions.                                                                                 place
(Original
records main-
tained by
custodian bank.)

LN-Record                                    Location      Person to Contact  Retention
---------                                    --------      -----------------  ---------

Securities in Physical Possession
---------------------------------

Securities                                   Treasurers-   Ken Hobson         Permanently, the first two
Ledger.                                      Sec. Custody                     years in an easily accessible
(Portfolio                                                                    place
report avail-
able on
request from
Bankers Trust
Company-Keeper
of original
records).

Monthly                                      Securities    Nate Wagley        Permanently, the first two
Portfolio                                    Compliance                       years in an easily accessible
Listings                                                                      place

Securities Borrowed and Loaned
------------------------------

AOS file                                     Treasurers-   Ken Hobson         Permanently, the first two
                                             Sec. Custody                     years in an easily accessible
                                                                              place

Monies Borrowed and Loaned
--------------------------

Not Applicable.

Dividends and Interest Received
-------------------------------

Interest File                                Delaware      Fund Accounting    Permanently, the first two
Accrual                                                                       years in an easily accessible
Activity                                                                      place
Journal

Dividend Master                              Delaware      Fund Accounting    Permanently, the first two
File Display                                                                  years in an easily accessible
                                                                              place

Dividends Receivable and Interest Accrued
-----------------------------------------

Investment                                   Delaware      Fund Accounting    Permanently, the first two
Journal                                                                       years in an easily accessible
                                                                              place

Dividend Master                              Delaware      Fund Accounting    Permanently, the first two
File Display                                                                  years in an easily accessible
                                                                              place

Interest File                                Delaware      Fund Accounting    Permanently, the first two
Accrual                                                                       years in an easily accessible
Activity                                                                      place
Journal

(ii) Separate ledger accounts (or other records) for each portfolio security, showing (as of trade dates), (a) the quantity and unit and aggregate price for each purchase, sale, receipt, and delivery of securities and commodities for such accounts, and (b) all other debits and credits for such accounts.

Securities positions and money balances in such ledger accounts (or other records) shall be brought forward periodically but not less frequently than at the end of fiscal quarters. Any portfolio security, the salability of which is conditioned, shall be so noted. A memorandum record shall be available setting forth, with respect to each portfolio security accounts, the amount and declaration, ex-dividend, and payment dates of each dividend declared thereon.

LN-Record        Location        Person to Contact        Retention
---------        --------        -----------------        ---------

Ledger Account for each portfolio Security
------------------------------------------

Inventory        Delaware        Fund Accounting          Permanently, the first two
(on line)                                                 years in an easily accessible
                                                          place

(iii) Separate ledger accounts (or other records) for each broker-dealer, bank or other person with or through which transactions in portfolio securities are affected, showing each purchase or sale of securities with or through such persons, including details as to the date of the purchase or sale, the quantity and unit and aggregate prices of such securities, and the commissions or other compensation paid to such persons. Purchases or sales effected during the same day at the same price may be aggregated.

Broker-Dealer    Delaware        Fund Accounting          Permanently, the first two
Ledger                                                    years in an easily accessible
                                                          place

(iv) Separate ledger accounts (or other records), which may be maintained by a transfer agent or registrar, showing for each shareholder of record of the investment company the number of shares of capital stock of the company held. in respect of share accumulation accounts (arising from periodic investment plans, dividend reinvestment plans, deposit of issued shares by the owner thereof, etc.), details shall be available as to the dates and number of shares of each accumulation, and except with respect to already issued shares deposited by the owner thereof, prices of each such accumulation.

Shareholder Accounts
--------------------

Maintained by    F&RM            Eric Jones               Permanently, the first two
LNL                                                       years in an easily accessible
                                                          place

(3) A securities record or ledger reflecting separately for each portfolio security as of trade date all "long" and "short" positions carried by the investment company for its own account and showing the location of all securities long and the off-setting position to all securities short. The record called for by this paragraph shall not be required in circumstances under which all portfolio securities are maintained by a bank or banks or a member or members of a national securities exchange as custodian under a custody agreement or as agent for such custodian.

Securities Position Record
--------------------------


Maintained by    Bankers         William P. Kelly         Permanently, the fist two
Custodian of     Trust                                    years in an easily accessible
Securities       Company                                  place

(4) Corporate charters, certificates of incorporation or trust agreements, and bylaws, and minute books of stockholders' and directors' or trustees' meetings; and minute books of directors' or trustees' committee and advisory board or advisory committee meetings.


LN-Record              Location           Person to Contact       Retention
---------              --------           -----------------       ---------

Corporate Documents
-------------------

Corporate              Executive-         Sue Womack              Permanently, the first two
charter,               Corp. Secy.                                years in an easily accessible
certificate of                                                    place
incorporation.

Bylaws and             Corp. Secy.        Sue Womack
minute books

(5) A record of each brokerage order given by or in behalf of the investment company for, or in connection with, the purchase or sale of securities, whether executed or unexecuted. Such record shall include the name of the broker, the terms and conditions of the order and of any modification or cancellation thereof, the time of entry or cancellation, the price at which executed, and the time of receipt of report of execution. The record shall indicate the name of the person who placed the order in behalf of the investment company.

Sales Order or         VGA                Kevin Lee               Six years, the first two
Purchase Order                                                    years in an easily accessible
                                                                  place


Confirmations          VGA                Kevin Lee               Six years, the first two
                                                                  years in an easily accessible
                                                                  place

Notification           Investment         Pat Roller              Six years, the first two
Form (From             Admin.                                     years in an easily accessible
AOS Trading                                                       place
System)

(6) A record of all other portfolio purchase or sales showing details comparable to those prescribed in paragraph 5 above.

Short-Term Investments
----------------------


Notification           Investment         Pat Roller              Six years, the first two
Form (From             Admin.                                     years in an easily accessible
AOS S-T                                                           place
System)

Bank Advice            LIM                Ann Warner              Six years, the first two
and Issuer                                                        years in an easily accessible
Confirmation                                                      place

(7) A record of all puts, calls, spreads, straddles, and other options in which the investment company has any direct or indirect interest or which the investment company has granted or guaranteed; and a record of any contractual commitments to purchase, sell, receive or deliver securities or other property (but not including open orders placed with broker-dealers for the purchase or sale of securities, which may be cancelled by the company on notices without penalty or cost of any kind); containing at least an identification of the security, the number of units involved, the option price, the date of maturity, the date of issuance, and the person to whom issued.

Record of Puts, Calls, Spreads, Etc.
------------------------------------


Orders                 Delaware           Fund Accounting         Six years, the first two
                                                                  years in an easily
                                                                  accessible place

(8) A record of the proof of money balances in all ledger accounts (except shareholder accounts), in the form of trial balances. Such trial balances shall be prepared currently at least once a month.

LN-Record        Location      Person to Contact    Retention
---------        --------      -----------------    ---------

Trial Balance
-------------

General Ledger   Delaware      Fund Accounting      Permanently, the first two
                                                    years in an easily
                                                    accessible place

(9) A record for each fiscal quarter, which shall be completed within 10 days after the end of such quarter, showing specifically the basis or bases upon which the allocation of orders for the purchase and sale of portfolio securities to named brokers or dealers and the division of brokerage commissions or other compensation on such purchase and sale orders among named persons were made during such quarter. The record shall indicate the consideration given to (a) sales of shares of the investment company by brokers or dealers, (b) the supplying of services or benefits by brokers or dealers to the investment company, its investment advisor or principal underwriter or any persons affiliated therewith, and (c) any other considerations other than the technical qualifications of the brokers and the dealers as such. The record shall show the nature of their services or benefits made available, and shall describe in detail the application of any general or specific formula or other determinant used in arriving at such allocation of purchase and sales orders and such division of brokerage commissions or other compensation. The record shall also include the identifies of the person responsible for the determination of such allocation and such division of brokerage commissions or other compensation.

Brokerage        LIM           Gina Rohrbacher      Six Years, the first two
Allocation                                          years in an easily
Report                                              accessible Report
                                                    place

(10) A record in the form of an appropriate memorandum identifying the person or persons, committees, or groups authorizing the purchase or sale of portfolio securities. Where an authorization is made by a committee or group, a record shall be kept in the names of its members who participated in the authorization. There shall be retained a part of the record required by this paragraph any memorandum, recommendation, or instruction supporting or authorizing the purchase or sale of portfolio securities. The requirements of this paragraph are applicable to the extent they are not met by compliance with the requirements of paragraph 4 of this Rule 31a1(b).

Trading          VGA           Kevin Lee            Six years, the first two
Authorization                                       years in an easily
                                                    accessible place

Advisory         Law Division  Jeremy Sachs         Six years, the first two
Agreements                                          years in an easily
                                                    accessible place

(11) Files of all advisory material received from the investment advisor, any advisory board or advisory committee, or any other persons from whom the investment company accepts investment advice publications distributed generally.

Issuer Folders   LIM/VGA       Kevin Lee            Six years, the first two
                                                    years in an easily
                                                    accessible place

(12) The term "other records" as used in the expressions "journals (or other records of original entry)" and "ledger accounts (or other records)" shall be construed to include, where appropriate, copies of voucher checks, confirmations, or similar documents which reflect the information required by the applicable rule or rules in appropriate sequence and in permanent form, including similar records developed by the use of automatic data processing systems.

LN-Record         Location Person to Contact       Retention
---------         --------------------------       ---------

Correspondence    Product Admin.  Nancy Alford     Six years, the first two
                  Product Mgt.                     years in an easily accessible
                                                   place

Pricing Sheets    Delaware        Fund Accounting  Permanently, the first two
                                                   years in an easily accessible
                                                   place

Bank              Delaware        Fund Accounting  Six years, the first two
Statements,                                        years in an easily accessible
Cancelled                                          place
Checks and
Cash Reconciliations


                                March 12, 1997